UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 29, 2013

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

3585 Monroe Street
Santa Clara, California 95051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Appointment of Certain Officer
Effective July 29, 2013, Edward Carney joined Extreme Networks, Inc. (“Extreme Networks” or the “Company”) as Executive Vice President of Engineering and Customer Success. Mr. Carney has over 30 years of experience leading research and development, and customer support teams. His experience includes general management at Cisco Research Triangle Park (“RTP”) where he spent 15 years, and prior to that with IBM. At Cisco, Mr. Carney was vice president of the Networked Solutions Integration Test Engineering laboratory and was the senior executive for its RTP site. He spent 15 years at IBM where he directed engineering for the IBM Global Network. Mr. Carney serves on the Board and is past Chairman for the Food Bank of Central and Eastern North Carolina. Mr. Carney holds a B.S. in General Engineering from the United States Military Academy at West Point, NY.
In accordance with an offer letter agreement entered into with the Company which is attached as Exhibit 10.1 to this Current Report on Form 8-K, Mr. Carney will receive an annual salary of $400,000, less applicable taxes and withholdings, and will be eligible to participate in the Company's standard employee benefits plans. Upon the approval of the Company's Board of Directors, Mr. Carney will be granted a one-time option to acquire 500,000 shares (the “Option Grant”) of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on the date determined by the Board of Directors. One-fourth of the shares subject to the Option Grant will vest on the first anniversary of Mr. Carney's employment, subject to Mr. Carney's continued service with the Company at that time. The remaining shares will vest monthly over the following three years at a rate of 1/48th of the entire option each month, so long as his service to the Company continues. Mr. Carney will also receive a one-time grant of 70,000 restricted stock units that will vest in three annual installments from his employment commencement date, subject to his continued service to the Company.
Commencing with Fiscal Year 2014, Mr. Carney will be eligible to participate in the Company's Annual Incentive Plan (“EIP”) with an annual target of 50% of his annual base salary. The EIP target bonus will be paid if Mr. Carney and the Company meet established performance objectives and attainment of key strategic goals to be determined by the Board of Directors.
In addition, the Company has agreed to enter into an executive change in control severance agreement with Mr. Carney in the form standard for the Company's executive officers, under which, in exchange for delivering a release of claims in favor of the Company, Mr. Carney will be entitled to 12 months of his salary as then in effect, and 12 months of medical benefits payments.
There are no family relationships between Mr. Carney and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Copies of the press release concerning the events described above and Mr. Carney's offer letter of employment are attached as Exhibits 99.1 and 10.1 respectively, to this Current Report on Form 8-K. The description of the terms of the offer letter is qualified in its entirety by the full text of the offer letter filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Offer Letter between Extreme Networks, Inc. and Ed Carney.

99.1	Press Release of Extreme Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 29, 2013

By:	/s/ ALLISON AMADIA
Allison Amadia
Vice President and General Counsel